      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2000

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                           3576                    94-2748530
     (State or other               (Primary Standard           (I.R.S. employer
jurisdiction of incorporation   Industrial Classification    identification no.)
     or organization)                 Code Number)

                             ----------------------

                              691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035

                                 (408) 945-8600
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                ANDREW J. BROWN
                           VICE PRESIDENT, FINANCE AND
                             CHIEF FINANCIAL OFFICER

                                  ADAPTEC, INC.
                              691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:
                            DENNIS R. DEBROECK, ESQ.
                               DAVID A. BELL, ESQ.
                             DANIEL P. HARVATH, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                             ----------------------

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------- ---------------- ---------------------------- ------------------------- ------------------
                                                                                          PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING        AGGREGATE OFFERING        AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)       PRICE PER SHARE(2)               PRICE(2)           REGISTRATION  FEE
--------------------------------------- ---------------- ---------------------------- ------------------------- ------------------
Common Stock, $0.001 par value          290,000 shares            $36.6875                  $10,639,375                $2,809
--------------------------------------- ---------------- ---------------------------- ------------------------- ------------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, include, pursuant to rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock split, stock dividend or similar event.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the Nasdaq National Market on March 2, 2000.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

SUBJECT TO COMPLETION, DATED MARCH 8, 2000

PROSPECTUS

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 290,000 SHARES

                                  ADAPTEC, INC.

                                  COMMON STOCK

                               ($0.001 PAR VALUE)

                               -------------------

    The Common Stock of Adaptec, Inc., or "Adaptec," trades on the Nasdaq National Market.

    Last reported sale price on March 7, 2000: $38 7/8 per share.

    Trading Symbol:  ADPT

                               -------------------

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                               -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS              , 2000.

                 TABLE OF CONTENTS

The Offering..................................... 1

Risk Factors..................................... 2

Use of Proceeds.................................. 11

Selling Stockholder.............................. 12

Plan of Distribution............................. 12

Legal Matters.................................... 14

Experts.......................................... 14

Incorporation of Certain Information by
Reference........................................ 14

Where You Can Find More Information.............. 14

Information not Required in Prospectus........... II-1

                                  THE OFFERING

Under this Prospectus, the selling stockholder named under the section entitled "Selling Stockholder" of this Prospectus may offer and sell shares of our Common Stock that it acquired upon its exercise of two Warrants to Purchase Stock it received in connection with the cross-license agreement between Adaptec and such selling stockholder.

The selling stockholder may sell its shares of Common Stock in the open market at prevailing market prices, or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See "Plan of Distribution."

Except for payment of the exercise price of the Warrants, Adaptec will not receive any of the proceeds from the sale of shares by the selling stockholder.

                                  RISK FACTORS

         THIS OFFERING IS RISKY. ANYONE WHO MAY RECEIVE COMMON STOCK UNDER THIS PROSPECTUS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION PRESENTED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT.

YOU SHOULD NOT RELY UPON THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS.

         We make many statements in this Prospectus that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to our future plans, objectives, expectations and intentions. We may identify these statements by the use of words such as "believe," "expect," "anticipate," "intend" and "plan" and similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss in "Risk Factors" and elsewhere in this Prospectus. These forward-looking statements speak only as of the date of this Prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR FUTURE OPERATING RESULTS ARE SUBJECT TO FLUCTUATION, WHICH COULD REDUCE OUR STOCK PRICE.

         In the first half of fiscal 1999, our operating results were adversely affected by the following:

         -    shifts in corporate and retail buying patterns,

         -    increased competition,

         -    emerging technologies,

         -    economic instability in Asia, and

         -    turbulence in the computer disk drive industry.

         In addition, fiscal 1999 operating results were significantly impacted by unusual charges and credits including the following:

         -    write-offs of acquired in-process technology,

         -    costs related to the termination of the Symbios, Inc.
              acquisition,

         -    restructuring charges,

         -    impairment of assets,

         -    terminations of senior executives,

         - the gain on the sale of Peripheral Technology Solutions or PTS, and

         -    the gain on the sale of land.

         Our operating results for the nine month period ended December 31, 1999 were significantly impacted by unusual charges and credits including the following:

         -    write-offs of acquired in-process technology,

         - write-offs of estimated license fees attributable to the proposed cross-license agreement,

         - gain on the exchange of a warrant to purchase JNI common stock, and

         -    the gain on the sale of land.

     Additionally, our operating results were affected by the recent acquisition of CeQuadrat GmbH beginning in the second quarter of fiscal 2000 and the acquisition of Distributed Processing Technology, Corp., beginning in the fourth quarter of fiscal 2000, including increased goodwill and other intangibles amortization expense. In the future, our operating results will be affected by the cross-license agreement between Adaptec and Agilent Technologies, Inc., or Agilent, including increased intangible amortization expense. In the future, our operating results may fluctuate as a result of the factors described above and as a result of a wide variety of other factors, including, but not limited to the following:

         -    cancellations or postponements of orders,

         -    shifts in the mix of our products and sales channels,

         -    changes in pricing policies by our suppliers,

         -    interruption in the supply of custom integrated circuits,

         - the market acceptance of new and enhanced versions of our products,

         -    product obsolescence,

         -    general worldwide economic and computer industry fluctuations,

         -    future accounting pronouncements,

         -    changes in accounting policies, and

         - the timing of acquisitions of other business products and technologies and any associated charges or earnings.

The volume and timing of orders received during a quarter are difficult to forecast. Our customers from time to time encounter uncertain and changing demand for their products. Customers generally order based on their forecasts. If demand falls below such forecasts or if customers do not control inventories effectively, they may cancel or reschedule shipments previously ordered from us. We have historically operated with a relatively small backlog, especially relating to orders of our Host I/O products and have set our operating budget based in part on expectations of future revenues. Because much of our operating budget is relatively fixed in the short-term, if revenues do not meet our expectations, then our operating income and net income may be disproportionately affected. Operating results in any particular quarter, which do not meet the expectations of securities analysts, are likely to cause volatility in the price of our Common Stock.

IF THE DEMAND FOR HIGH-PERFORMANCE COMPUTER SYSTEMS, SERVERS OR WORKSTATIONS DECLINES, OUR REVENUES MAY DECLINE.

         Our Host I/O products are used primarily in high performance computer systems and include host bus adapters, or HBA's, boards and chips that allow computers to transfer information to and from peripherals, such as hard-disk drives, scanners, CD-ROMs, CD-Rs, CD-RWs, DVD-ROMs, and Zip and Jaz drives among many other devices. Historically, our growth has been supported by increasing demand for systems that support:

         -    client/server and Internet/intranet applications,

         -    computer-aided engineering,

         -    desktop publishing,

         -    multimedia, and

         -    video.

Beginning in the second half of fiscal 1998, the demand for such systems slowed as more businesses chose to use relatively inexpensive PC's for desktop applications and information technology managers shifted resources toward resolving Year

2000 problems and investing in network infrastructure. If demand for such systems continues to slow, our business or operating results could be materially adversely affected by a resulting decline in demand for our products.

         Our RAID products are used primarily in workstations and enterprise servers. The use of RAID technology in this market is an industry standard, however, another technology may replace RAID in the disk array controller marketplace. In addition, widespread acceptance of, or growth of the use of, RAID products in general, or our RAID controllers in particular, may not continue. If demand for such systems slows or if our products are not widely accepted, our business or operating results could be materially adversely affected by a resulting decline in demand for our products.

         Our software products are used primarily in high performance computer systems to enable the control of SCSI peripherals or enable CD-R and CD-RW capabilities. We sell our software products primarily to major OEM's and distributors. As a result, our business depends on general economic and business conditions and the growth of the CD-R and high-performance computer markets. If demand for our products slows or the CD-R market does not develop as quickly as we expect, our business or operating results may decline materially due to the resulting decline in demand for our products.

OUR RELIANCE ON INDUSTRY STANDARDS, TECHNOLOGICAL CHANGE IN THE MARKETPLACE AND OUR DEPENDENCE ON NEW PRODUCTS MAY CAUSE OUR REVENUES TO FLUCTUATE OR DECLINE.

         Various standards and protocols that evolve with time characterize the computer industry. We have designed our current products to conform to certain industry standards and protocols such as the following:

         -    SCSI,

         -    UltraSCSI,

         -    Ultra2 SCSI,

         -    Ultra160 SCSI,

         -    PCI, RAID, and

         -    Fast Ethernet.

In particular, a majority of our revenues are currently derived from products based on the SCSI standard. If consumer acceptance of these standards declines, or if new standards emerge, and if we did not anticipate these changes and develop new products, these changes could materially adversely affect our business or operating results. For example, we believe that changes in consumers' perceptions of the relative merits of SCSI based products and products incorporating a competing standard, Ultra-DMA, have materially adversely affected the sales of our products and may materially adversely affect our future sales. The markets for our products involve the following:

         -    rapidly changing technology,

         -    frequent new product introductions, and

         -    declining average selling prices over product life cycles.

         Our future success is highly dependent upon our completing and introducing new products at competitive price/performance levels in a timely manner. The success of new product introductions depends on several factors, including the following:

         -    proper new product definition,

         -    product costs,

         -    timely completion and introduction of new product designs,

         -    quality of new products,

         - differentiation of new products from those of our competitors, and

         -    market acceptance of our and our competitors' products.

As a result, we believe that continued significant expenditures for research and development will be required in the future. We cannot assure that we will successfully identify new product opportunities and develop and bring new products to market in a timely manner. Also we cannot assure that products or technologies developed by others will not render our products or technologies obsolete or noncompetitive, or that our targeted customers will select our products for their design or integration into the products. The failure of any of our new product development efforts could have a material adverse effect on our business or operating results. In addition, our revenues and operating results could be materially adversely impacted if our customers significantly shifted their demand away from board-based I/O solutions to application-specific integrated circuits.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY OUR REVENUES AND OUR STOCK PRICE MAY DECLINE.

         The markets for all of our products are intensely competitive and are characterized by the following:

         -    rapid technological advances,

         -    frequent new product introductions,

         -    evolving industry standards, and

         -    price erosion.

In the host adapter market, we compete with a number of host adapter manufacturers, including LSI Logic Corporation and other small host adapter manufacturers. Our principal competitors for RAID solutions in the server market are American Megatrends, Inc., Mylex Corporation (a wholly-owned subsidiary of
IBM), and captive suppliers. Our principal competitors in the Software segment range from small operations to large consumer software companies. As we have continued to broaden our bandwidth management product offerings into the desktop, server, and networking environments, we have experienced, and expect to experience in the future, significantly increased competition both from existing competitors and from additional companies that may enter our markets. Some of these companies have greater technical, marketing, manufacturing, and financial resources than we do. There can be no assurance that we will have sufficient resources to accomplish the following:

         -    meet growing product demand,

         - to make timely introduction of new leading-edge solutions in response to competitive threats,

         - to compete successfully in the future against existing or potential competitors, or

         - to avoid the possibility that price competition will not materially adversely affect our business or operating results.

IF WE ARE UNABLE TO INTEGRATE ACQUIRED COMPANIES AND TECHNOLOGIES AND THE COSTS RELATED WITH THESE ACQUISITIONS, OUR FINANCIAL CONDITION OR OPERATING RESULTS MAY DECLINE.

         In July 1999, we acquired CeQuadrat, and in December 1999, we acquired Distributed Processing Technology Corp. Both acquisitions were accounted for using the purchase method of accounting. In January 2000, we entered into an agreement with Agilent to co-develop, market and sell fibre channel host bus adapters. As part of our overall strategy, we may continue to acquire or invest in complementary companies, products, or technologies and to enter into joint ventures and strategic alliances with other companies. Risks commonly encountered in such transactions include the following:

         - the difficulty of assimilating the operations and personnel of the combined companies,

         -    the potential disruption of our ongoing business,

         -    the inability to retain key technical and managerial personnel,

         - the inability of management to maximize the financial and strategic position of Adaptec through the successful integration of acquired businesses,

         - incurring additional expenses associated with amortization of acquired intangible assets,

         -    dilution of existing equity holders,

         - the maintenance of uniform standards, controls, procedures, and policies, and

         - the impairment of relationships with employees and customers as a result of any integration of new personnel.

We cannot assure that we will be successful in overcoming these risks or any other problems encountered in connection with this or other business combinations, investments, or joint ventures, or that such transactions will not materially adversely affect our business, financial condition or operating results.

WE MAY ENCOUNTER YEAR 2000 COMPLIANCE ISSUES, WHICH COULD NEGATIVELY AFFECT OUR OPERATIONS.

         The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a 2-digit year is commonly referred to as the Year 2000 Compliance issue. As a result of this issue, some systems may be unable to accurately process certain date-based information. During fiscal 1998, we completed implementation of Enterprise Resource Planning ("ERP") software to replace our existing core business applications. Additionally, we have analyzed the remainder of our business not addressed by the ERP software and have, through our standard product-development cycle, ensured our products are Year 2000 Compliant through procedures, tests and methodologies that have been in effect since fiscal 1997. Although we have encountered no significant problems with our internal systems as of the date of this Prospectus, if internal systems do not properly recognize and process date information for years into and beyond the turn of the century, there could be a material adverse impact on other Company's operations. A significant disruption of our financial or business systems would materially adversely impact our ability to process orders, manage production and issue and pay invoices. Our inability to perform these functions for a long period of time could result in a material adverse impact on our result of operations and financial condition. Failure of these systems could disrupt the manufacturing process and could result in a delay in completion and shipment of our products. We have communicated with others with whom we do significant business, including major distributors, suppliers, customers, vendors and financial service organizations, to assess their Year 2000 Compliance readiness with respect to both their operations and the products and services they supply. The analysis will continue into our fiscal year 2000, and we are taking and will continue to take corrective action commensurate with our needs related to any affected products and services. Although, we have not encountered any significant problems with others with whom we do significant business as of the date of this Prospectus, if companies with whom we do significant business fail because of a Year 2000 malfunction for years into and beyond the turn of the century, there could be a material adverse impact on our operating results. We believe our customers' redirection of corporate management information system budgets towards resolving Year 2000 Compliance issues has affected our sales. The continuation of this trend could lower the demand for our products if corporate buyers defer purchases of high-end business PCs. As of the date of this Prospectus, we have not encountered any significant problems with our applications and systems or our internal and external sources. However, we have developed a contingency plan for some of our applications and systems to address any of the consequences of internal or external failures to be Year 2000 Compliant. We also have created a contingency plan for internal and external sources, including key suppliers. The potential ramifications of a Year 2000 type failure are potentially far-reaching and largely unknown. In spite of prudent planning we cannot assure that a contingency plan in effect at the time of a system failure will adequately address the immediate or long-term effects of a failure, or that such a failure would not have a material adverse impact on our operations or financial results.

WE DEPEND ON WAFER SUPPLIERS AND OTHER SUBCONTRACTORS WHOSE FAILURE TO MEET OUR MANUFACTURING NEEDS COULD NEGATIVELY AFFECT OUR OPERATIONS.

         Independent foundries currently manufacture to our specifications all of the finished silicon wafers used for our products. We currently purchase most of our wafers through a supply agreement with TSMC. The manufacture of semiconductor devices is sensitive to a wide variety of factors, including the following:

         -    the availability of raw materials,

         -    the availability of manufacturing capacity,

         -    the level of contaminants in the manufacturing environment,

         -    impurities in the materials used, and

         -    the performance of personnel and equipment.

         While we have been satisfied with the quality, yield, and timeliness of wafer deliveries to date we cannot assure that manufacturing yield problems will not occur in the future. In addition, although we have various supply agreements with our supplier, a shortage of raw materials or production capacity could lead our wafer supplier to allocate available capacity to other customers, or to the supplier's internal uses. Any prolonged inability to obtain wafers with competitive performance and cost attributes, adequate yields, or timely deliveries from its foundries would delay our production and our product shipments and could have a material adverse impact on our business or operating results. We expect that it will, in the future, seek to convert its fabrication process arrangements to smaller wafer geometries and to more advanced process technologies. Such conversions entail inherent technological risks that can affect yields and delivery times. If for any reason our current supplier is unable or unwilling to satisfy our wafer needs, we will be required to identify and qualify additional foundries. We cannot assure that any additional wafer foundries would become available, that such foundries would be successfully qualified, or that such foundries would be able to satisfy our requirements on a timely basis. In order to secure wafer capacity, from time to time we have entered into "take or pay" contracts that have committed us to purchase specified wafer quantities over extended periods, and we have made prepayments to foundries. In the future, we may enter into similar transactions or other transactions, including, without limitation the following:

         -    non-refundable deposits,

         -    loans,

         -    equity investments,

         -    joint ventures, and

         -    other partnership relationships.

Any such transaction could require us to seek additional equity or debt financing to fund such activities. There can be no assurance that we will be able to obtain any required financing on terms acceptable to us. Additionally, we rely on subcontractors for the assembly and packaging of the integrated circuits included in our products. We have no long-term agreements with our assembly and packaging subcontractors. We also use board subcontractors to better balance production runs and capacity. There can be no assurance that such subcontractors will continue to be able and willing to meet our requirements for such components or services. Any significant disruption in supplies from, or degradation in the quality of components or services supplied by, such subcontractors could delay shipments and result in the loss of customers or revenues or otherwise have a material adverse impact on our business or operating results.

WE DEPEND ON DISTRIBUTORS WHOSE FAILURE TO MEET OUR DISTRIBUTION NEEDS COULD NEGATIVELY AFFECT OUR OPERATIONS.

         Our distributors generally offer a diverse array of products from several different manufacturers. Accordingly, we are at a risk that these distributors may give higher priority to selling products from other suppliers, thus reducing their efforts to sell our products. A reduction in sales efforts by our current distributors could materially adversely impact our business or operating results. Our distributors may on occasion build inventories in anticipation of substantial growth in sales, and if such growth does not occur as rapidly as we anticipate, distributors may decrease the amount of product ordered from us in subsequent quarters. In addition, if we decrease our price protection or distributor-incentive programs, our distributors may temporarily decrease the amounts of inventory purchased from us. This could result in a change in distributor business habits, and distributors may decide to decrease the amount of product held and reduce their inventory levels. This could reduce our revenues in any given quarter and could negatively impact our operating results. In addition, we may from time to time take actions to reduce our inventory levels at distributors. These actions could reduce our revenues in any given quarter and could negatively impact our operating results or revenues.

OUR OPERATIONS DEPEND ON KEY PERSONNEL, THE LOSS OF WHOM COULD AFFECT OUR BUSINESS AND REDUCE OUR FUTURE REVENUES.

         Our future success depends in large part on the continued service of our key technical, marketing, and management personnel, and on our ability to continue to attract and retain qualified employees, particularly those highly skilled design, process, and test engineers who are involved in the design enhancements and manufacture of existing products and the development of new products and processes. The competition for such personnel is intense, and the loss of key employees could materially adversely affect our business, operating results or revenues.

CERTAIN OF OUR INTERNATIONAL OPERATIONS ARE RISKY, AND MAY NEGATIVELY AFFECT OUR OPERATIONS OR REVENUES.

         Our manufacturing facility and various subcontractors it utilizes from time to time are primarily located in Asia. Additionally, we have various sales offices and customers throughout Europe, Japan, and other countries. Our international operations and sales are subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations, and changes in import/export regulations, tariffs, and freight rates. We may use forward exchange contracts to manage any exposure associated with certain foreign currency-denominated-commitments. In addition, because our wafer supplier, TSMC, is located in Taiwan, we may be subject to certain risks resulting from the political instability in Taiwan, including conflicts between Taiwan and the People's Republic of China.

WE MAY NOT ALWAYS BE ABLE TO ADEQUATELY PROTECT OR MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS.

         We have reached a tentative agreement with a third party concerning a potential cross-license agreement. Under the proposed agreement, each party will be granted a license for specified patents of the other party covering the period from January 1, 1990 through June 30, 2004. The license fee to be paid by the Company under the proposed cross-license agreement will range from $11 million to $25 million, depending on the outcome of an evaluation of certain patents by an independent party. The Company's best estimate of the total license fee that will be payable under the proposed cross-license agreement is $18.0 million. We cannot assure that a cross-license agreement will be finalized or that the final license fee would not be in excess of our estimate. Additionally, we cannot assure costly litigation would not result if such agreement was not finalized or that we would prevail in such litigation or ultimately license such valid patents from the third party on commercially reasonable terms.

         Historically, we have devoted significant resources to research and development, and we believe that the intellectual property derived from such research and development is a valuable asset that is important to the success of our business. Although we actively maintain and defend our intellectual property rights, we cannot assure that the steps taken by us will be adequate to protect our proprietary rights. In addition, the laws of certain territories in which our products are or may be developed, manufactured, or sold, including Asia and Europe, may not protect our products and intellectual property rights to the same extent as the laws of the United States. We have from time to time discovered counterfeit copies of our products being manufactured or sold by others. Although we maintain an active program to detect and deter the counterfeiting of our products, if counterfeit products become available in the market to any significant degree, it could materially adversely impact our business or operating results. From time to time, third parties may assert exclusive patent, copyright, and other intellectual property rights to our key technologies. We cannot assure that third parties will not assert infringement claims against us in the future, that assertions by third parties will not result in costly litigation or that we would prevail in such litigation or be able to license any valid and infringed patents from third parties on commercially reasonable terms. Litigation, regardless of the outcome, could result in substantial cost to us and diversion of our resources. Any infringement claim or other litigation against or by us could materially adversely impact our business, operating results or revenues.

IF OUR PRODUCTS DO NOT INTEROPERATE EFFECTIVELY, THIS COULD NEGATIVELY IMPACT OUR REVENUES AND REDUCE THE PRICE OF OUR STOCK.

         We must design our products to interoperate effectively with a variety of hardware and software products supplied by other manufacturers, including the following:

         -    microprocessors,

         -    peripherals, and

         -    operating system software.

We depend on significant cooperation with these manufacturers to achieve our design objectives and produce products that interoperate successfully. We believe that generally we have good relationships with leading system, peripheral, and microprocessor suppliers; however, we cannot assure that these suppliers will not from time to time make it more difficult for us to design our products for successful interoperability. These suppliers also may decide to compete with us.

WE MAY ENCOUNTER NATURAL DISASTERS, WHICH MAY NEGATIVELY AFFECT OUR OPERATIONS AND OUR FINANCIAL CONDITION.

         Our corporate headquarters in California are located near major earthquake faults. Any damage to our information systems caused as a result of an earthquake, fire or any other natural disasters could have a material impact on our business, financial condition and results of operations. Additionally, our primary wafer supplier is located in Taiwan, which has recently experienced significant earthquakes. Although our supplier experienced no major damage to its facilities or equipment, additional earthquakes could interrupt our manufacturing process and could materially adversely impact our business, financial condition or results of operations.

WE MAY EXPERIENCE VOLATILE FLUCTUATIONS IN OUR STOCK PRICE.

         The stock market in general, and the market for shares of technology companies in particular, has from time to time experienced extreme price fluctuations. Often, these changes have been unrelated to the operating performance of the affected companies. In addition, factors such as technological innovations or new product introductions by us, by our competitors, or by our customers may have a significant impact positively or negatively, on the market price of our Common Stock. Furthermore, quarter-to-quarter fluctuations in our results of operations caused by changes in customer demand, changes in the microcomputer and peripherals markets, or other factors, may have a significant impact on the market price of our Common Stock. In addition, general market conditions and international macroeconomic factors unrelated to our performance may affect our stock price. These conditions and other conditions and factors that generally affect the market for stocks of high technology companies could cause the price of our Common Stock to fluctuate substantially over short periods.

WE ARE EXPOSED TO CERTAIN EQUITY PRICE RISKS OR INVESTMENT RISKS WHICH COULD AFFECT OUR QUARTERLY OR ANNUAL PROFITS AND OUR STOCK PRICE.

         We are exposed to equity price risk with our investment in JNI common stock included in "Marketable securities" and our investment in a warrant to purchase JNI common stock included in "Other long-term assets" in our Condensed Consolidated Balance Sheet as of December 31, 1999. An adverse change in the price of JNI common stock and limitations on the sale of that stock could adversely materially affect on our financial results if we were to sell our investment at a loss, which could materially adversely impact our financial position.

WE ENGAGE IN TRANSACTIONS INVOLVING DERIVATIVES WHICH COULD AFFECT OUR FINANCIAL POSITION AND OUR STOCK PRICE.

         In the second quarter of fiscal 2000, we sold put warrants that could have obligated us to buy back shares of our Common Stock at prices greater than market value in exchange for up front premiums. In the third quarter of fiscal 2000, the put warrants expired unexercised. In the future, we may sell additional derivative instruments, which could materially adversely affect our financial position and the price of our Common Stock.

WE MAY BE ENGAGED IN LEGAL PROCEEDINGS THAT COULD NEGATIVELY AFFECT OUR FINANCIAL CONDITION OR BUSINESS OPERATIONS.

         From time to time we are subject to litigation or claims that could negatively affect our financial condition or busisness operations. For instance, a class-action lawsuit is pending in the United States District Court for the Northern District of California against us and certain of our officers and directors. This lawsuit alleges that we made false and misleading statements at various times during the period between April 1997 and January 1998 and that these statements violated federal securities laws. The complaint does not specify damages. We believe this lawsuit is without merit and we intend to defend ourselves vigorously. However, any dispute, including this lawsuit, could cause us to incur unforeseen expenses, could occupy an inordinate amount of our management's time and attention and could negatively affect our financial condition or business operations.

WE ARE EXPOSED TO MARKET RISK, WHICH COULD AFFECT OUR FINANCIAL POSITION AND OUR STOCK PRICE.

       For more information about financial market risks related to changes in interest rates and foreign currency exchange rates, we refer you to Part II,
Item 7A, Quantitative and Qualitative Disclosures About Market Risk, in the Registrant's Annual Report on Form 10-K for the year ended March 31, 1999. In the second quarter of fiscal 2000, we sold put warrants that could have obligated us to buy back up to 1.0 million shares of our Common Stock at prices ranging from $37 to $39 in exchange for up-front premiums of $3.7 million. In the third quarter of fiscal 2000, the put warrants expired unexercised. We are exposed to equity price risk relating to our available-for-sale securities. We have not attempted to reduce or eliminate our market exposure on the equity securities. The realization of the unrealized gains on our equity securities is dependent on the market value of the securities, which is subject to fluctuation and our ability to sell the securities under our current limitations. There can be no assurance if and when the unrealized gains will be realized. For each 10% decline in market value of our available-for-sale equity securities from December 31, 1999, our marketable securities would decline in value by $7.5 million.

                                 USE OF PROCEEDS

         Except for payment of the exercise price of the Warrants described below, Adaptec will not receive any of the proceeds from the sale of shares by the selling stockholder. We intend to use the payment of the exercise of the Warrants for general corporate purposes, including working capital requirements.

                               SELLING STOCKHOLDER

         The following table sets forth certain information known to us with respect to the beneficial ownership of the Common Stock as of the close of less business day on March 6, 2000 by the selling stockholder. The table assumes that the selling stockholder has exercised 100% of its Warrants described below and sells all of the shares offered by it in this offering. However, we are unable to determine the exact number of shares that the selling stockholder will sell or when or if such sales will occur. We also assume, in the table below, that the selling stockholder does not acquire any other shares of our Common Stock pending the offering.

         The selling stockholder has advised us that it is the beneficial owner of the shares being offered.

                                                     Shares Beneficially                       Shares Beneficially
                                                    Owned Before Offering                      Owned After Offering
                                                    ---------------------     Shares Being     --------------------
Name                                                Number       Percent         Offered       Number       Percent
----                                                ------       -------         -------       ------       -------
Agilent Technologies, Inc.                        1,160,000        1.1%           290,000     870,000          *

--------------
* Less that 1%

[The address of the selling stockholder is 3000 Hanover Street, Palo Alto, California 94304.]

                              PLAN OF DISTRIBUTION

         The selling stockholder will acquire the shares upon exercise of two Warrants to Purchase Stock, the "Warrants," that it received in connection with a cross-license agreement with us. The selling stockholder is bound by the terms of the Warrants, which have a four-year term and entitle the selling stockholder to purchase a total of 1,160,000 shares of our Common Stock at an exercise price of $62.25 per share. The Warrants provide that we will register 25% of the shares (290,000 shares) received by the selling stockholder and that the selling stockholder may not sell or transfer such 290,000 shares until we have registered them and until 90 days have elapsed from the issue date of the Warrants (January 17, 2000).

         To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the sale of the shares covered by this Prospectus.

         The selling stockholder may offer and sell shares of our Common Stock from time to time. In addition, the selling stockholder's donees, pledgees, transferees and other successors in interest may sell shares received from the named selling stockholder after the date of this Prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may be sold by one or more of the following methods:

         - a block trade in which the broker-dealer engaged by a selling stockholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by the broker-dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         -    privately negotiated transactions.

         The selling stockholder has advised us that it has not, as of the date of this Prospectus, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers for the sale of shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out these short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or financial institution of the shares, which the broker-dealer or financial institution may resell or otherwise transfer under this Prospectus. The selling stockholder may also loan or pledge the shares to a broker-dealer or other financial institution and the broker-dealer or financial institution may sell the shares so loaned or, upon a default, the broker-dealer may sell the pledged shares under this Prospectus. In addition, any securities covered by this Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus.

         Transactions under this Prospectus may or may not involve brokers or dealers. The selling stockholder may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder in amounts to be negotiated in connection with the sale. Broker-dealers or agents may also receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

         The selling stockholder and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of shares covered by this Prospectus. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholder may be deemed to be underwriters within the meaning of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

         We have informed the selling stockholder that the anti-manipulation rules under the Exchange Act apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. The selling stockholder have advised us that during the time they may be engaged in the attempt to sell registered shares, they will:

         - not bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or rights to acquire our securities, other than, in each case, as permitted under the Exchange Act;

         - not sell or distribute the shares until after the Prospectus has been appropriately amended or supplemented, if required, to set forth the terms of sale or distribution; and

         This offering will terminate on the earlier of:

         -     January 17, 2001;

         - the date on which all shares held by all selling stockholder can be sold in a three-month period under Rule 144; or

         - the date on which all shares offered have been sold by the selling stockholder.

         We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder.

         Adaptec and the selling stockholder have agreed to indemnify each other and other related parties against specified liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

         Upon the occurrence of any of the following events, a supplement to this Prospectus will be filed, if required, under Rule 424(b) under the Securities Act to include additional disclosure before offers and sales of the securities in question are made:

         - to the extent the securities are sold at a fixed price or at a price other than the prevailing market price, such price would be set forth in the Prospectus,

         - if the securities are sold in block transactions and the purchaser acting in the capacity of an underwriter wishes to resell, such arrangements would be described in the Prospectus,

         - if the selling stockholder sells to a broker-dealer acting in the capacity as an underwriter, such broker-dealer will be identified in the Prospectus

         - if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the Prospectus; and

         - if the selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon by Fenwick & West LLP, Palo Alto, California.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited historical financial statements of Distributed Processing Technology, Corp. incorporated by reference to our Current Report on Form 8-K/A filed March 3, 2000, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" in this Prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this Prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until termination of the offering:

         - Our Annual Report on Form 10-K for our fiscal year ended March 31, 1999.

         - Our Quarterly Reports on Form 10-Q relating to the quarters ending June 30, 1999 and December 31, 1999, and our Quarterly Report on Form 10-Q, as amended, relating to the quarter ending
              September 30, 1999.

         - Our Current Report on Form 8-K filed January 6, 2000, as amended on our Current Report Form 8-K/A filed March 3, 2000.

         This Prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this Prospectus. Reports we file with the SEC after the date of this Prospectus may also contain information that updates, modifies or is contrary to information in this Prospectus or in documents incorporated by reference in this Prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this Prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         The documents incorporated by reference into this Prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this Prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement Prospectus, to any person, without charge, upon written or oral request.

         Requests for documents should be directed to Investor Relations, Adaptec, Inc., 691 S. Milpitas Blvd, Milpitas, California 95035 (telephone number (408) 945-8600).

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:


Judiciary Plaza           Citicorp Center             Seven World Trade Center
Room 1024                 5000 West Madison Street    13th Floor
450 Fifth Street, N.W.    Suite 1400                  New York, New York  10048
Washington, D.C. 20549    Chicago, Illinois  60661


         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains our reports, proxy statements and other information. The address of the SEC Website is http://www.sec.gov.

         We have filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholder. This Prospectus has been filed as part of the registration statement. This Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee..............    $ 2,809
Nasdaq National Market filing fee................................    $ 2,900
Accounting fees and expenses*....................................    $ 7,000
Legal fees and expenses*.........................................   $ 15,000
Miscellaneous*...................................................    $ 5,000
                                                                    --------
     Total.......................................................   $ 32,709
                                                                    ========
----------------
*  Estimate


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Our Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether we would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. We currently have secured such insurance on behalf of our officers and directors.

         We have entered into agreements to indemnify our directors and officers, in addition to indemnification provided for in our Bylaws. Subject to certain conditions, these agreements, among other things, indemnify our directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Adaptec, arising out of such person's services as a director or officer of Adaptec, any subsidiary of Adaptec or any other company or enterprise to which the person provides services at our request.

ITEM 16.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER                              EXHIBIT TITLE
-------                             -------------

4.01 Warrant to Purchase Stock delivered by Adaptec to the selling shareholder, issued on January 17, 2000, as amended on February 14, 2000, providing for the purchase of 696,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

4.02 Warrant to Purchase Stock delivered by Adaptec to the selling shareholder, issued on January 17, 2000, as amended on February 14, 2000, providing for the purchase of 464,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

4.03* Certificate of Incorporation of Registrant filed with Delaware Secretary of State on November 19, 1997.

4.04* Second Amended and Restated Rights Agreement dated December 5, 1996 between Registrant and Chase Mellon Shareholder Services, Inc., as Rights Agents, as amended March 12, 1998.

5.01              Opinion of Fenwick & West LLP.

23.01             Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.03             Consent of Arthur Andersen LLP, Independent Certified
                  Public Accountants.

--------------
*  Already filed.


ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT");

                           (ii) to reflect in the Prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                           (iii)to include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on March 8, 2000.

                                     ADAPTEC, INC.

                                     By: /s/ Andrew J. Brown
                                         ------------------------------------
                                         Andrew J. Brown
                                         Vice President, Finance and
                                         Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert N. Stephens and Andrew J. Brown, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                    TITLE                                      DATE
----                                                    -----                                      ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Robert N. Stephens                         President and Chief Executive Officer                March 8, 2000
-------------------------------------------
Robert N. Stephens

PRINCIPAL FINANCIAL OFFICER:

/s/ Andrew J. Brown                            Vice President, Finance and Chief Financial          March 8, 2000
-------------------------------------------    Officer
Andrew J. Brown

PRINCIPAL ACCOUNTING OFFICER:

/s/ Kenneth B. Arola                           Vice President and Corporate Controller              March 8, 2000
-------------------------------------------
Kenneth B. Arola

ADDITIONAL DIRECTORS:

/s/ John G. Adler                              Director                                             March 8, 2000
-------------------------------------------
John G. Adler

/s/ Laurence B. Boucher                        Chairman of the Board and Director                   March 8, 2000
-------------------------------------------
Laurence B. Boucher

/s/ Carl J. Conti                              Director                                             March 8, 2000
-------------------------------------------
Carl J. Conti

/s/ John East                                  Director                                             March 8, 2000
-------------------------------------------
John East

/s/ Ilene H. Lang                              Director                                             March 8, 2000
-------------------------------------------
Ilene H. Lang

/s/ Robert J. Loarie                           Director                                             March 8, 2000
-------------------------------------------
Robert J. Loarie

/s/ B.J. Moore                                 Director                                             March 8, 2000
-------------------------------------------
B.J. Moore

/s/ W. Ferrell Sanders                         Director                                             March 8, 2000
-------------------------------------------
W. Ferrell Sanders

/s/ Phillip E. White                           Director                                             March 8, 2000
-------------------------------------------
Phillip E. White

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------

4.01 Warrant to Purchase Stock delivered by Adaptec to the selling shareholder, issued on January 17, 2000, as amended February 14, 2000, providing for the purchase of 696,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

4.02 Warrant to Purchase Stock delivered by Adaptec to the selling shareholder, issued on January 17, 2000, as amended
                  February 14, 2000, providing for the purchase of 464,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

5.01              Opinion of Fenwick & West LLP.

23.01             Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.03             Consent of Arthur Andersen LLP, Independent Certified Public
                  Accountants.

24.01             Power of Attorney (see Page II-4 of this Registration
                  Statement).